EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ATC Healthcare, Inc. (the "Company") on Form 10-Q for the Quarter ending August 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Pess, Senior Vice President - Finance, Chief Financial Officer and Treasurer of the Company, hereby certify, to the best of my knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



October 16, 2006

                               /S/ DANIEL M. PESS
                                 Daniel M. Pess
                        Senior Vice President - Finance,
                      Chief Financial Officer and Treasurer






This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.






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